UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 332-7001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 15, 2024, Crescent Energy Company, a Delaware corporation (“Crescent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent (“Artemis Holdings”), Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent (“Merger Sub Inc.”), and Artemis Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Artemis Holdings (“Merger Sub LLC,” and together with Crescent, Artemis Holdings and Merger Sub Inc., the “Crescent Parties”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Transaction Structure and Consideration

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, (i) at the Initial Merger Effective Time, Merger Sub Inc. will be merged with and into SilverBow (the “Initial Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”), whereupon the separate existence of Merger Sub Inc. will cease, and SilverBow will be the surviving corporation of such merger (the “Initial Surviving Corporation”) as a direct wholly owned subsidiary of Crescent, and (ii) at the Subsequent Merger Effective Time, the Initial Surviving Corporation will be merged with and into Merger Sub LLC (such merger, the “Subsequent Merger,” and together with the Initial Merger, the “Mergers”) in accordance with the DGCL and the Limited Liability Company Act of the State of Delaware, whereupon the separate existence of the Initial Surviving Corporation will cease, and Merger Sub LLC will continue as the surviving company of the Subsequent Merger (the “Subsequent Surviving Company”) as a direct wholly owned subsidiary of Artemis Holdings.

Subject to the terms and conditions of the Merger Agreement, each share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than the Excluded Shares (as defined below)), will be converted into the right to receive, pursuant to an election that has been made and not revoked or lost five (5) Business Days prior to the Closing Date or such other date as Crescent and SilverBow shall mutually agree (the “Election Deadline”), one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and $15.31 in cash (the “Mixed Consideration”), (B) $38.00 in cash, subject to an aggregate cap of $400,000,000 (the “Cash Election Consideration”) on the total cash consideration payable pursuant to the Cash Election Consideration and the Mixed Consideration, (C) 3.125 shares of Class A Common Stock (such amount, the “Exchange Ratio,” and such consideration, the “Stock Election Consideration,” and together with the Mixed Consideration and the Cash Election Consideration, the “Merger Consideration”), or (D) in the event of a failure to deliver an election prior to the Election Deadline, the Stock Election Consideration.

At the Initial Merger Effective Time, by virtue of the Initial Merger: (i) each share of capital stock of Merger Sub Inc. issued and outstanding immediately prior to the Initial Merger Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Initial Surviving Corporation; (ii) each share of SilverBow Common Stock held immediately prior to the Initial Merger Effective Time (A) by the Crescent Parties or held in treasury by SilverBow will be canceled and will cease to exist for no consideration, and (B) by any wholly owned subsidiary of Crescent (other than Artemis Holdings, Merger Sub Inc. or Merger Sub LLC) or any wholly owned subsidiary of SilverBow will automatically be converted into such number of shares of the Class A Common Stock equal to the Stock Election Consideration (such shares references in clauses (A) and (B), the “Excluded Shares”).

At the Subsequent Merger Effective Time, by virtue of the Subsequent Merger, (i) each share of capital stock of the Initial Surviving Corporation issued and outstanding immediately prior to the Subsequent Merger Effective Time will be canceled and will cease to exist for no consideration and (ii) the limited liability company interests of Merger Sub LLC will be unaffected by the Subsequent Merger and will remain outstanding as limited liability company interests of the Subsequent Surviving Company with no adjustment thereto or consideration paid in respect thereof.

Post-Closing Governance

Following the closing of the Mergers, Crescent’s existing stockholders and SilverBow’s existing stockholders will own between approximately 69% and 79% and 21% and 31%, respectively, of the combined company, depending on the amount of Cash Election Consideration and Mixed Consideration issued at Closing.

Pursuant to the Merger Agreement, prior to the Initial Merger Effective Time, Crescent will (a) increase the number of directors constituting its Board of Directors (the “Crescent Board”) to eleven (11), to become effective immediately prior to, but conditioned on, the Initial Merger Effective Time, and (b) appoint two directors designated by SilverBow to the Crescent Board as of the Initial Merger Effective Time to fill the newly created directorships resulting from the increase in the size of the Crescent Board.

Recommendations of the Crescent Board

The Crescent Board following the approval and recommendation of a special committee consisting solely of independent directors formed for the purpose of considering and negotiating the terms of the Merger Agreement, the Mergers and the transactions contemplated thereby, has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated thereby are advisable to Crescent and the holders of Class A Common Stock and Crescent’s Class B common stock, par value $0.0001 per share (together, the “Crescent Capital Stock”), (ii) approved and declared advisable the Merger Agreement, the Mergers and the other transactions contemplated thereby and (iii) resolved to recommend that the Crescent stockholders approve the issuance of shares of Class A Common Stock to SilverBow stockholders (the “Crescent Stock Issuance”).

Conditions to the Mergers

The obligations of the parties to complete the Mergers are subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Crescent stockholders and the SilverBow stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Crescent is obligated to file with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Crescent Stock Issuance (the “Registration Statement”); (iv) the authorization for listing of the shares of Class A Common Stock to be issued in the Mergers on The New York Stock Exchange; (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers), compliance by each party with its covenants under the Merger Agreement in all material respects and the absence of a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable; and (vi) the absence of legal restraints prohibiting the Mergers.

No Solicitation

From and after the date of the Merger Agreement, except as expressly contemplated in the Merger Agreement, each of Crescent and SilverBow have agreed that neither it nor its respective subsidiaries or respective officers or directors will, and has agreed to use reasonable best efforts to cause its other representatives not to, (i) directly or indirectly initiate or solicit or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to it or its subsidiaries) the making or submission of any proposal that constitutes, or would reasonably be expected to lead to an alternative business combination proposal with respect to itself (an “Acquisition Proposal”), (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to it or its subsidiaries or afford access to the properties, books or records of it or its subsidiaries with respect to, relating to, or in furtherance of, an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or (iii) accept an Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or would reasonably be expected to lead to, an Acquisition Proposal or (B) requiring, intending to cause, or which would reasonably be expected to cause it to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by the Merger Agreement.

Each of Crescent and SilverBow have further agreed that each of the Crescent Board and the SilverBow board of directors (the “SilverBow Board”), respectively, will not change its recommendation of the proposals to be voted on by its respective stockholders, except:

(i) in response to an Acquisition Proposal that was not initiated, solicited, knowingly encouraged or facilitated by Crescent or SilverBow, as the case may be, provided that (A) the party in receipt of such Superior Proposal provides notice to the non-recipient party of the material terms and conditions and the identity of the person or group making such Superior Proposal and (B) at the end of the four business days immediately following such notice, the recipient party, after taking into account any alternative transaction or modifications to the Merger Agreement proposed by the non-recipient party, that the recipient’s board of directors determines in good faith (after consultation with financial advisors and outside legal counsel and taking into account all financial, legal and regulatory terms and conditions) that such Acquisition Proposal remains a Superior Proposal, and after consultation with outside legal counsel, determines that the failure to make a recommendation change would be reasonably likely to be inconsistent with its fiduciary duties; or

(ii) in response to an Intervening Event that is not related to any Acquisition Proposal, if the Crescent Board or the SilverBow Board, as the case may be, (A) determines in good faith, after consultation with outside legal counsel and any other advisor it chooses to consult, that the failure to make such a recommendation change would be reasonably likely to be inconsistent with its fiduciary duties and (B) provides written notice to Crescent or SilverBow, as the case may be, specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that the Crescent Board or the SilverBow Board, as the case may be, may not make such a recommendation change until the fourth business day after receipt of relevant notice and during such four business day period, the parties negotiate in good faith with respect to any changes or modifications to the Merger Agreement consistent with the respective party’s fiduciary duties

Termination Rights

The Merger Agreement contains certain termination rights for both Crescent and SilverBow including: (i) upon mutual written agreement of Crescent and SilverBow; (ii) by Crescent or SilverBow, (A) if the Mergers have not been consummated by November 15, 2024 (subject to a six-month extension under certain circumstances) (the “Termination Date”), (B) if the closing of the Mergers is prohibited by law or (C) if the required approval of the Crescent or SilverBow stockholders at the respective stockholders’ meeting is not obtained; (iii) by Crescent, (A) if there is any material breach of any representation, warranty, covenant or agreement by SilverBow, and such breach is incapable of being cured or has not been cured within 30 days following written notice from Crescent to SilverBow of such breach, (B) if, at any time prior to receipt of the requisite Crescent stockholder approval, the SilverBow Board has made a change in its recommendation or (C) at any time prior to receipt of the requisite Crescent stockholder approval, in order to enter into a definitive agreement with respect to a Superior Proposal; or (iv) by SilverBow, (A) if there is any material breach of any representation, warranty, covenant or agreement by Crescent, and such breach is incapable of being cured or has not been cured within 30 days following written notice from SilverBow to Crescent of such breach, (B) if, at any time prior to receipt of the requisite SilverBow stockholder approval, the Crescent Board has made a change in its recommendation, or (C) at any time prior to receipt of the requisite SilverBow stockholder approval, in order to enter into a definitive agreement with respect to a Superior Proposal.

If the Merger Agreement is terminated by (1) SilverBow (a) in the event of a recommendation change by the Crescent Board or to enter into a definitive agreement with respect to a Superior Proposal, Crescent would be required to pay SilverBow a termination fee equal to $61,000,000 (the “Crescent Termination Fee”) or (b) to enter into a definitive agreement with respect to a Superior Proposal, SilverBow would be required to pay Crescent a termination fee equal to $30,500,000 (the “SilverBow Termination Fee”); or (2) Crescent (a) in the event of a recommendation change by the SilverBow Board, SilverBow would be required to pay Crescent the SilverBow Termination Fee or (b) to enter into a definitive agreement with respect to a Superior Proposal, Crescent would be required to pay Silverbow the Crescent Termination Fee.

If prior to SilverBow’s stockholders meeting, (i) an Acquisition Proposal related to SilverBow is publicly proposed or otherwise communicated and (ii) the Merger Agreement is terminated by Crescent in the event of the expiration of the Termination Date, failure to obtain the requisite SilverBow stockholder approvals or a material breach of any representation, warranty, covenant or agreement by SilverBow, and within 12 months after such termination, a definitive agreement is entered into with respect to a qualifying SilverBow Acquisition Proposal, then SilverBow would be required to pay Crescent the SilverBow Termination Fee.

If prior to Crescent’s stockholders meeting, (i) an Acquisition Proposal related to Crescent is publicly proposed or otherwise communicated and (ii) the Merger Agreement is terminated by SilverBow in the event of the expiration of the Termination Date, failure to obtain the requisite Crescent stockholder approvals or a material breach of any representation, warranty, covenant or agreement by Crescent, and within 12 months after such termination, a definitive agreement is entered into with respect to a Crescent Acquisition Proposal, then Crescent would be required to pay SilverBow the Crescent Termination Fee.

If the Merger Agreement is terminated by either party in the event of the expiration of the Termination Date and at the time of such termination, (i) either the Crescent stockholder approval or the SilverBow approval has not been obtained or (ii) the Crescent Board or the SilverBow Board has changed its recommendation, the non-terminating party would be required to pay the terminating party the Crescent Termination Fee or the SilverBow Termination Fee, as the case may be.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of Crescent and SilverBow to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

Treatment of SilverBow Equity Awards

Immediately prior to the Initial Merger Effective Time:

(a) each restricted stock unit award granted under the SilverBow 2016 Equity Incentive Plan and the SilverBow Inducement Plan (collectively, the “SilverBow Incentive Plans”) that is subject only to time-based vesting conditions (each, an “RSU Award”) that is outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become vested and canceled and converted into a right to receive (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Cash Election Consideration and (ii) a number of shares of Class A Common Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Stock Election Consideration, in each case, less applicable withholdings for taxes;

(b) each restricted stock unit award granted under a SilverBow Incentive Plan that is subject to both time-based vesting and performance-based vesting conditions (each, a “PSU Award”) that is outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become fully vested and canceled and converted into a right to receive (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such PSU Award were achieved at the maximum level of performance multiplied by (B) the Cash Election Consideration and (ii) a number of shares of Class A Common Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such PSU Award were achieved at the maximum level of performance) multiplied by (B) the Stock Election Consideration, in each case, less applicable withholdings for taxes; and

(c) each option to purchase shares of SilverBow Common Stock, granted under a SilverBow Incentive Plan (each, an “Option”) that is outstanding immediately prior to the Initial Merger Effective Time and that has an exercise price per share of SilverBow Common Stock subject to such Option that is less than the Cash Election Consideration, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become fully vested and be canceled and converted into a right to receive a cash payment equal to the product of (i) the number of shares of SilverBow Common Stock subject to the Option as of immediately prior to the Initial Merger Effective Time multiplied by (ii) the difference between the Cash Election Consideration and the exercise price per share of SilverBow Common Stock subject to such Option, less applicable withholdings for taxes. Each Option that has an exercise price per share of SilverBow Common Stock subject to such Option that equals or exceeds the Cash Election Consideration will be canceled for no consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement and the Mergers. They are not intended to provide any other factual information about Crescent, SilverBow or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of each of Crescent’s and SilverBow’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of Crescent and SilverBow to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Crescent and SilverBow rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Crescent, SilverBow or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding Crescent, SilverBow or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, each of Crescent’s and SilverBow’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that will be filed or furnished with the SEC.

Management Agreement Amendment

Pursuant to the Merger Agreement, Crescent has entered into an amendment (the “Management Agreement Amendment”) to the Management Agreement, dated as of December 7, 2021, by and among Crescent and KKR Energy Assets Manager LLC (the “Manager,” and such agreement, the “Management Agreement”) pursuant to which the incremental Management Fee (as defined in the Management Agreement) related to the shares issuable in the transaction will not exceed $9 million.

The foregoing description of the Management Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, each of John Goff, PT Independence Energy Holdings LLC, KKR Upstream Associates LLC and Independence Energy Aggregator L.P. (collectively, the “Crescent Supporting Stockholders”) beneficially owning approximately 43% of the outstanding shares of Crescent Capital Stock entered into voting and support agreements with SilverBow (the “Crescent Support Agreements”) pursuant to which the Crescent Supporting Stockholders have agreed, among other things, to (i) refrain from the transfer, including sales, of any shares of Crescent Capital Stock beneficially owned by such stockholders, subject to certain exceptions, and (ii) vote all shares of Crescent Capital Stock beneficially owned by such stockholders or cause to be voted all shares of Crescent Capital Stock beneficially owned by such stockholders (A) in favor of the Crescent Stock Issuance and any other matter that is required to be approved by the stockholders of Crescent in order to effect the Mergers, (B) against any (x) Crescent Acquisition Proposal and (y) action that would reasonably be expected to impede, interfere with or delay the Mergers or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Crescent under the Merger Agreement, and (C) in favor of any proposal to adjourn or postpone the Crescent stockholders’ meeting to a later date if there are not sufficient votes to approve the Crescent Stock Issuance.

The foregoing description of the Crescent Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Crescent Support Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description set forth under “Post-Closing Governance” under Item 1.01 hereto is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2024, Independence Energy Aggregator L.P., by a written consent as the sole holder of Series I preferred stock, $0.0001 par value per share, of Crescent, in accordance with Section 13.04 of Crescent’s Amended and Restated Certificate of Incorporation approved entry into the Merger Agreement and the transactions contemplated thereby (including the Mergers and the Crescent Stock Issuance) and related matters.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued on May 16, 2024 regarding the Mergers is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Crescent will host a conference call relating to the Mergers, which will be broadcast live over the internet, on May 16, 2024 at 7:30 a.m. Central Time.

On May 16, 2024, Crescent posted an updated investor presentation to its website www.crescentenergyco.com entitled “Crescent Energy to Acquire SilverBow Resources.” A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by this reference. The information contained on the Company’s website shall not be deemed part of this report.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The submission of the information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 and Exhibit 99.2, that is provided solely in connection with Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1#	Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent Energy Company, Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc., Artemis Merger Sub II LLC and SilverBow Resources, Inc.

10.1	First Amendment to Management Agreement, dated May 15, 2024, by and between Crescent Energy Company and KKR Energy Assets Manager LLC.

10.2	Form of Voting and Support Agreement.

99.1	Press Release, dated May 16, 2024.

99.2	Investor Presentation, dated May 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Crescent Energy Company (“Crescent”) and SilverBow Resources, Inc. (“SilverBow”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information About the Transaction

In connection with the Transaction, Crescent will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Crescent and SilverBow and a prospectus of Crescent. The Transaction will be submitted to Crescent’s stockholders and SilverBow’s stockholders for their consideration. Crescent and SilverBow may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Crescent and SilverBow. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Crescent or SilverBow may file with the SEC or send to stockholders of Crescent or SilverBow in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF CRESCENT AND SILVERBOW ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Crescent or SilverBow through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Crescent will be made available free of charge on Crescent’s website at https://ir.crescentenergyco.com, or by directing a request to Investor Relations, Crescent Energy Company, 600 Travis Street, Suite 7200, Houston, TX 77002, Tel. No. (713) 332-7001. Copies of documents filed with the SEC by SilverBow will be made available free of charge on SilverBow’s website at https://sbow.com under the “Investor Relations” tab or by directing a request to Investor Relations, SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, TX 77024, Tel. No. (281) 874-2700.

Participants in the Solicitation Regarding the Transaction

Crescent, SilverBow and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Crescent’s directors and executive officers is contained in the Crescent’s Annual Report on 10-K for the year ended December 31, 2023 filed with the SEC on March 4, 2024. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Crescent’s website at https://ir.crescentenergyco.com. Information regarding SilverBow’s executive officers and directors is contained in the proxy statement for SilverBow’s 2024 Annual Meeting of Stockholders (the “Definitive Proxy Statement”) filed with the SEC on April 9, 2024. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the SilverBow’s website at https://sbow.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

Important Additional Information About the SilverBow Annual Meeting

SilverBow, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with SilverBow’s 2024 Annual Meeting. SilverBow has filed the Definitive Proxy Statement with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of SilverBow’s securities by SilverBow’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY SilverBow WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of SilverBow’s website (https://www.sbow.com/investor-relations).

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent or SilverBow expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Crescent may not approve the issuance of new shares of common stock in the Transaction or that stockholders of SilverBow may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Crescent’s common stock or SilverBow’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Crescent and SilverBow to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Crescent’s or SilverBow’s control, including those detailed in Crescent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://ir.crescentenergyco.com and on the SEC’s website at http://www.sec.gov, and those detailed in SilverBow’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on SilverBow’s website at https://sbow.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Crescent or SilverBow believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Crescent and SilverBow undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Chief Financial Officer

Date: May 16, 2024

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